Exhibit 3.1

***FILED WITH THE SECRETARY OF STATE OF FLORIDA ON APRIL 8, 2025***

Articles of Amendment

to

Articles of Incorporation

of

HELIO CORPORATION

(Name of Corporation as currently filed with the Florida Dept. of State)

P22000076040

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

N/A

_________________________________________________________________________________________The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:	N/A
(Principal office address MUST BE A STREET ADDRESS )

C.	Enter new mailing address, if applicable:	N/A
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent	JAMES S. BYRD, ESQ
	132 W INTERNATIONAL SPEEDWAY BLVD, STE 25
	(Florida street address)

New Registered Office Address:	DAYTONA BEACH		32114
	(City)	,Florida	(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

/s/ James Byrd
Signature of New Registered Agent, if changing

Check if applicable

[    ] The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X	Change	PT	John Doe

X	Remove	V	Mike Jones

X	Add	SV	Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	Change		N/A

Add

Remove

2)	Change	N/A

Add

Remove

3)	Change	N/A

Add

Remove

4)	Change	N/A

Add

Remove

5)	Change	N/A

Add

Remove

6)	Change	N/A

Add

Remove

E.	If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific)

See Exhibit A attached hereto.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares,

provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption:

, if other than the date this document was signed.

Effective date if applicable:

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)	(CHECK ONE)

☐	The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were

sufficient for approval by ___________________________________.”

(voting group)

Dated	APRIL 4, 2025

Signature	/s/ Gregory T. Delory
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

GREGORY T. DELORY
(Typed or printed name of person signing)

PRESIDENT, CHIEF EXECUTIVE OFFICER & CHAIRMAN OF THE BOARD
(Title of person signing)

Exhibit A

ATTACHMENT TO
ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF
HELIO CORPORATION

Article IV of the Articles of Incorporation of the Corporation is amended so that, as amended, said Article shall read as follows:

Article IV. Authorized Capital Stock.

The amount of authorized capital stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of Common Stock, no par value per share, and Twenty Million (20,000,000) shares of Preferred Stock, par value $0.0001 per share.

The Board of Directors is expressly authorized, by resolution or resolutions and without shareholder approval (unless otherwise required by law), to classify or reclassify any unissued shares of Preferred Stock into one or more classes or series and, with respect to each such class or series, to fix or alter the number of shares comprising such class or series and to establish or change the designations, preferences, limitations, and relative rights, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), and liquidation preferences, to the full extent permitted by law.